INTERGRAPH CORPORATION
                 Huntsville, Alabama  35894-0001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD
                          May 15, 2003



TO THE SHAREHOLDERS OF INTERGRAPH CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Intergraph Corporation (the "Company" or "Intergraph") will be held at the Intergraph Auditorium, Building 15, Intergraph Way, Huntsville, Alabama, on May 15, 2003, at 5:00 p.m. local time for the following purposes:

  1. To elect eight directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

  2. To ratify  the  appointment of Ernst  &  Young  LLP  as  the
     Company's   independent  auditors  for  the   current   year
     (designated   as  Proposal  2  in  the  accompanying   Proxy
     Statement).

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on March 19, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   A copy of the Annual Report to Shareholders for the year ended
December 31, 2002, is enclosed.


                                     By Order of the Board of
                                     Directors,




                                     DAVID VANCE LUCAS

                                     Secretary

Huntsville, Alabama
April 3, 2003


   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.



                     INTERGRAPH CORPORATION
                 HUNTSVILLE, ALABAMA  35894-0001

                         PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Intergraph Corporation, to be voted at the Annual Meeting of Shareholders to be held May 15, 2003, and at any and all adjournments or postponements thereof. Proposals 1 and 2 will be presented at the Meeting by management. The form of proxy permits approval of all nominees or withholding of votes as to all nominees or specific nominees for director, and permits approval, disapproval, or abstention as to ratification of the Company's independent auditors for the year. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder and, if specifications are not made, will be voted FOR the nominees to the Company's Board of Directors and FOR the ratification of the appointment of Ernst & Young LLP as the  Company's independent auditors for the current year.  It  is not expected that any matter not referred to herein will be presented for action at the Meeting. If any other matters are properly brought before the Meeting, including, without limitation, a motion to adjourn such Meeting to another time and/or place for the purposes of, among other things, permitting dissemination of information regarding material developments relating to the Proposals, or soliciting additional proxies in favor of the Proposals, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion; provided, however, that if the Company proposes to adjourn the Meeting for the purpose of soliciting additional votes in favor of the Proposals, and seeks a vote of shareholders on such adjournment, no proxy that is voted against Proposal 3 (or on which a shareholder elects to abstain on such matter) will be voted in favor of any adjournment for the purposes of soliciting additional proxies in favor of either Proposal. Any other proxy will be deemed to have voted FOR such adjournment proposal. Should the Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the Meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's Common Stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. On or about April 3, 2003, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and the attached Notice to holders of its Common Stock.

   Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   The close of business on March 19, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.



                             GENERAL

  The holders of a majority of outstanding shares of Common Stock as of the record date must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.

   Proposal 1 discussed in this Proxy Statement requires the affirmative vote of a plurality of the votes cast at the Meeting. Proposal 2 discussed in this Proxy Statement and, if applicable, Proposal 3, require the affirmative vote of the holders of a majority of the outstanding shares represented at the Meeting and entitled to vote thereon. The Board of Directors recommends that you vote FOR each nominee for director and FOR Proposal 2 presented in this Proxy Statement.

   Votes  are  counted  by  the Company's  transfer  agent.   The
Company's Certificate of Incorporation and Bylaws contain no provisions concerning the treatment of abstentions and broker non-
votes.   In accordance with Delaware law, abstentions and  broker
non-votes will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as a vote cast against Proposals 2 and 3, and broker non-votes will have no effect on the outcome of Proposals 2 and 3. Both abstentions and broker non-votes will be included in the determination of the presence of a quorum.



       COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

   As  of  January  31,  2003, there were outstanding  46,227,249 shares of the Company's Common Stock, $.10 par value (the "Common
Stock").   Holders of Common Stock are entitled to one  vote  per
share.

   The following table sets forth information as of January 31, 2003, as to:

     (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company,

     (b) the shares of Common Stock beneficially owned by the directors and nominees of the Company,

     (c)  the   shares   of  Common Stock  beneficially owned by
     James F. Taylor, Jr., Chairman of the Board and Chief Executive Officer of the Company, who is also a director and nominee; and the four most highly compensated executive officers of the Company who were serving as such at December 31, 2002, (collectively, Mr. Taylor and the four most highly compensated executive officers are the "Named Executive Officers"), and

     (d)  the   shares  of  Common Stock  beneficially  owned by
     all directors, nominees, Named Executive Officers, and all other executive officers of the Company as a single group.



                                  Number of Shares and Nature
                                    of Beneficial Ownership
                                  ---------------------------
                                                   Options
                                    Common       Exercisable     Percent
                                    Shares          Within         of
     Name                           Owned (2)      60 Days       Class (3)
-----------------------            ----------    -----------    ---------

Thomas J. Coleman and
Michael Lowenstein
c/o  Kensico Capital
Management Corp. (1)             3,676,175 (4)        ---          8.0%

Director Nominees
-----------------
James F. Taylor, Jr.                74,964 (5)     15,000           *

Larry J. Laster                     22,947 (6)     23,000           *

Sidney L. McDonald                  90,000          6,000           *

Thomas J. Lee                        3,000          6,000           *

Lawrence R. Greenwood                1,400          2,500           *

Joseph C. Moquin                     2,000          1,500           *

Linda L. Green                       6,151 (7)      1,000           *

Richard W. Cardin                      ---            ---           *


Highest Compensated Executive Officers
--------------------------------------
Gerhard Sallinger                   10,000          2,500           *

David Vance Lucas                   12,508            ---           *

Preetha R. Pulusani                  9,342 (8)     20,000           *

Graeme J. Farrell                    1,337 (9)     23,750           *


All directors, nominees, and executive
--------------------------------------
officers  as  a  group  (19  persons),
--------------------------------------
including  the  foregoing  directors,
--------------------------------------
nominees,  and  Named  Executive
---------------------------------
Officers                           541,069       145,000          1.5%
--------

---------------------------------

* Indicates beneficial ownership of less than 1%


(1)   The address of Kensico Capital Management Corp. is 200 Park
  Avenue, Suite 3300, New York, NY 10166.

(2) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(3) Shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 2003, are considered outstanding for the purposes of calculating the percentage of total outstanding Common Stock owned by directors and executive officers, and by directors, nominees, and executive officers together as a group. Such shares are not considered outstanding for the purposes of calculating the percentage of total outstanding Common Stock owned by any person or group.

(4) As set forth on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. Thomas J. Coleman and Michael Lowenstein of Kensico Capital Management Corp. share voting power and dispositive power as to 3,586,175 shares, and Mr. Coleman has sole voting power and dispositive power as to 90,000 shares.

(5) This figure excludes 100,000 shares owned by his wife as to which Mr. Taylor expressly disclaims beneficial ownership.

(6)   This figure consists of 19,900 shares owned jointly by  Mr.
  Laster and his wife as to which voting and investment powers are shared.

(7) This figure excludes 2,051 shares owned by Mrs. Green's husband as to which Mrs. Green expressly disclaims beneficial ownership.

(8) This figure excludes 5,000 shares owned by Ms. Pulusani's husband as to which Ms. Pulusani expressly disclaims beneficial ownership.

(9) This figure includes 581 shares owned jointly by Mr. Farrell and his wife as to which voting and investment powers are shared.



                           PROPOSAL 1
                      ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of members of the Board at eight by resolution pursuant to the authority granted by the Bylaws of the Company. There are eight directors at present. The directors of the Company are currently elected at each Annual Meeting of Shareholders and serve for a term of one year. Election of directors is determined by a plurality of the votes cast at the Meeting.

   The Board of Directors proposes that the eight nominees listed below be elected as directors to serve for a term of one year and until their respective successors are duly elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office. Proxies may not be voted for more than eight persons.

   It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, all of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

   The nominees for director, together with certain information regarding them, are as follows:



                              Positions/Offices           Director of the
 Name and Age                  with the Company            Company Since
-------------------------     ------------------          ----------------

James F. Taylor, Jr. (58)   Chairman of the Board,              1973
                           Chief Executive Officer,
                                and Director

Larry J. Laster (51)      Executive Vice President,             1987
                          Chief Financial Officer,
                                and Director

Sidney L. McDonald (64)          Director                       1997

Thomas J. Lee (67)               Director                       1997

Lawrence R. Greenwood (63)       Director                       2000

Joseph C. Moquin (78)            Director                       2000

Linda L. Green (51)              Director                       2001

Richard W. Cardin (67)           Director                       2002


   Mr. Taylor joined the Company in July 1969, shortly after its formation, and is considered a founder. Mr. Taylor was elected Chief Executive Officer ("CEO") in March 2000, and Chairman of the Board of Directors in May 2001. Prior to being elected CEO of Intergraph Corporation, he served as CEO of Intergraph Public Safety, Inc., a wholly owned subsidiary of the Company. In October 2002, Mr. Taylor announced his intention to retire as the Company's CEO, but will continue to serve in this capacity until a successor is named.

   Mr. Laster joined the Company in 1981 and served as Executive Vice President and Chief Financial Officer from February 1987 through February 1998, at which time he resigned from the Company to serve as Chief Operating Officer of a privately owned company specializing in the development, sale, and support of business systems for the petroleum distribution and convenience store industries. He rejoined the Company in June 1998 as Chief Financial Officer of Intergraph Public Safety, Inc., a wholly owned subsidiary of the Company. In September 2001, Mr. Laster was elected Executive Vice President and Chief Financial Officer of Intergraph Corporation.

  Mr. McDonald served as President of Brindlee Mountain Telephone Company, a provider of local telephone services in north Alabama, from 1961 until his retirement in July 2000. Mr. McDonald is a founder of Deltacom Long Distance Services, Inc. and served as its Chief Executive Officer from 1984 through 1996. He also served as Chief Executive Officer of Marshall Cellular, a cellular telephone service company, from 1988 through 1996, and of Southern Interexchange Services, a fiber optic telecommunications network, from 1990 through 1996. Mr. McDonald has served in the Alabama Legislature and as Finance Director for the State of Alabama.

   Mr. Lee is a founder of Lee and Associates, an engineering services firm specializing in guided missile systems, and has served as its President since January 1997. He was employed for thirty-six years by NASA, and was the Director of the George C. Marshall Space Flight Center from June 1989 through January 1994. Mr. Lee served as Special Assistant to the NASA Administrator for Access to Space from January 1994 through March 1995. Mr. Lee is a registered professional engineer and is a member of numerous advisory boards and committees within his field.

   Dr. Greenwood serves as Vice President of Research at the University of Alabama in Huntsville and has served in that capacity since August 1998. He spent fifteen years with NASA, serving as Director of the Earth Observations Division in NASA Headquarters and, more recently, as Manager of the Global Hydrology and Climate Center in Huntsville from September 1994 through August 1998. He served as President of Nichols Research Corporation, an information technology company specializing in information solutions and services, from 1991 to 1994. He also served as Vice President and General Manager of the General Electric Astro Space Division from 1988 to 1991. Dr. Greenwood is a member of the Alabama Aerospace Commission and is a registered professional engineer and a certified financial planner.

    Mr. Moquin retired from Teledyne Brown Engineering, an aerospace corporation specializing in ballistic missile defense and space systems, in 1989 after thirty years of service. At the time of his retirement, he was serving as Chairman and Chief Executive Officer. He served as Interim President of the University of Alabama in Huntsville from September 1990 through July 1991. He served on the Board of Directors of SCI Systems, Inc. ("SCI"), now Sanmina-SCI, Inc., an international electronics manufacturing services provider, from 1992 through 1997, and served as a Director Emeritus, non-voting director, for SCI from 1997 to 2000. Mr. Moquin is a registered professional engineer and has served on numerous advisory boards and committees within his field.

   Mrs. Green serves as Chief Executive Officer of the Northern Region of Colonial Bank, the fiftieth largest bank in the United States, and has served in that capacity since June 2000. From July 1993 to June 2000, Mrs. Green served as President and Chief Executive Officer of the Huntsville/Tennessee Region of Colonial Bank. In January 2002, she was confirmed by the Alabama Senate to serve on the State of Alabama's Ethics Commission. She also serves on the University of Alabama in Huntsville Foundation. Her past service includes Vice Chair and Chair of the Alabama Space Science Commission, the Von Braun Center Board of Control, the Alabama State Banking Board, 1998 Chair for the Huntsville Madison County Chamber of Commerce, the Board of United Way and numerous other civic and charitable organizations.

  Mr. Cardin was elected to the Board of Directors on October 30, 2002, in accordance with the Articles of Incorporation and Bylaws of the Company. Mr. Cardin retired from Arthur Andersen LLP in 1995 after thirty-seven years of service. He was Managing
Partner of its Nashville office from 1980 to 1994 and Managing Partner of its Chattanooga office from 1969 to 1980. He serves on the Board of Directors of Atmos Energy Corporation, a distributor of pure natural gas, and is a member of its Audit and Nominating Committees. He also serves on the Board of Directors of United States Lime & Minerals, Inc., a manufacturer of lime and limestone products, and is Chairman of its Audit Committee. He serves as Chairman of the Advisory Committee to the Dean of the School of Business of the University of Tennessee at Knoxville and on the Board of Trust of the Junior League of Nashville. Mr. Cardin is a certified public accountant and has extensive past leadership positions with various civic and educational organizations.


                 BOARD COMMITTEES AND ATTENDANCE

   The Board of Directors and its Audit, Compensation, and Nominating Committees meet periodically as meetings are deemed necessary. During the year ended December 31, 2002, the Board of Directors held twelve meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings, and the Nominating Committee held four meetings. All current directors were present for more than 75% of the aggregate Board and committee meetings for the periods during 2002 in which they served.

   The Audit Committee consists of Mr. Cardin, Mrs. Green, Dr. Greenwood, and Mr. Lee. Mr. Cardin was elected to serve as Chair of the Audit Committee. Each member of the Audit Committee is independent within the meaning of the listing standards of the National Association of Securities Dealers. The Compensation and Nominating Committees consist solely of the Company's independent directors, Mr. Cardin, Mrs. Green, Dr. Greenwood, Mr. Lee, Mr. McDonald, and Mr. Moquin. During 2002, Mr. McDonald was elected to serve as Chair of the Compensation Committee, and Mr. Lee was elected to serve as Chair of the Nominating Committee. In its September 17, 2002, meeting, the Board of Directors formulated a Chief Executive Officer Search Committee, which consists of Mrs. Green, Mr. Lee, and Mr. McDonald. Mr. McDonald was elected to serve as Chair of the Chief Executive Officer Search Committee.

  Mr. McDonald was appointed by the Board of Directors in 2002 to be the lead independent director and serve as coordinator of the activities of the Board's independent directors. Specific responsibilities of the lead independent director include advising the Chairman of the Board as to the scheduling and agenda for Board meetings, ensuring that the quality, quantity, and timeliness of the flow of information from Company management is sufficient to allow independent directors to effectively and responsibly perform their duties, and coordinating and moderating executive sessions of the Board's independent directors.

   The purpose of the Compensation Committee is to recommend and oversee management compensation, including CEO compensation. Additional information regarding the functions performed by the Compensation Committee and the determination of management compensation is included in the "Report of the Compensation Committee" following.

   The purpose of the Nominating Committee is to consider and recommend nominees for director, including those recommended by shareholders of the Company. Any recommendations of a nominee should be submitted to David Vance Lucas, Secretary, Intergraph Corporation, Huntsville, Alabama 35894-0001. Such nominees will be reviewed by the Nominating Committee in accordance with its established procedures.

   Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" following. The Audit Committee is governed by a written charter that was amended by the Board of Directors on September 17, 2002. For a copy of the charter, refer to Appendix A in this Proxy Statement.


Report of the Audit Committee

  The Audit Committee, which is composed of four independent directors as defined under the applicable rules of The Nasdaq Stock Market, oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. In light of certain provisions of the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee reviewed its charter and determined that it was appropriate to amend the charter. A copy of the amended charter is attached as an appendix to the Company's proxy statement. The Audit Committee continues to work with management to implement all changes and procedures required by the Act.

  In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by the pronouncements of the Independence Standards Board and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

  The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended and the Board of Directors has approved the Company's audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission (the "SEC").

     Members of the Audit Committee:

     Richard W. Cardin, Chair
     Linda L. Green
     Lawrence R. Greenwood
     Thomas J. Lee

  The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file reports of ownership and changes in ownership with the SEC and, in the case of the Company, with The Nasdaq Stock Market. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or on written representations that no forms were required, the Company believes that during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that one late report each was filed by Michael Scott Moore and Mark Woelke, officers of two business units of the Company, with respect to the sale of less than two shares each arising out of the termination of the Company's Stock Bonus Plan.


                     EXECUTIVE COMPENSATION

   Information relating to compensation of certain executive officers of the Company, the policies and practices of the Company relative to executive compensation, and the performance of the Company's Common Stock are presented in this section. This information consists of a summary compensation table, information on stock option grants, exercises and year-end values, director compensation, information on employment contracts, the Report of the Compensation Committee, and a graph depicting the five-year performance of the Company's Common Stock against the performance of peer companies and the Standard & Poor's 500 Stock Index.


Summary Compensation Table

   The following table summarizes the compensation of James F. Taylor, Jr., Chairman of the Board and Chief Executive Officer of the Company, and the four most highly compensated executive officers of the Company who were serving as such at December 31, 2002.

                                                                               Long-Term
                                                                             Compensation
                                          Annual Compensation                   Awards
                                     ------------------------------------    ------------
                                                              Other           Securities
                                                              Annual          Underlying      All Other
    Name and                          Salary     Bonus      Compensation       Options       Compensation
Principal  Position            Year     ($)        ($)         ($)(1)             (#)            ($)
----------------------------   ----    ------    -----      ------------     -----------    ------------
James F. Taylor, Jr. (2)       2002   301,194   300,000            ---              ---          7,857
Chairman of the Board and      2001   300,000       ---            ---              ---          7,422
Chief Executive Officer        2000   284,302       ---            ---              ---          8,189

Gerhard  Sallinger (3)         2002   268,257   253,071            ---              ---         19,998
President, Intergraph Process, 2001   194,166    72,078            ---           25,000         15,686
Power & Offshore

David  Vance  Lucas (4)        2002   226,020   250,000            ---              ---          5,999
Vice President,                2001   197,194    10,000            ---           30,000          4,496
General Counsel and            2000   162,890       ---            ---           20,000          3,398
Secretary

Preetha R. Pulusani (5)        2002   260,417    75,000            ---              ---          3,117
President, Intergraph          2001   190,700    44,000            ---           30,000          3,021
Mapping and Geospatial
Solutions

Graeme  J. Farrell (6)         2002   234,167    73,293            ---              ---         41,118
Executive Vice  President,     2001   225,000    35,631            ---              ---         38,432
Asia Pacific                   2000   204,789       ---         29,622           20,000         29,686



(1) "Other Annual Compensation" for each of the named executives does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executives, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for the named executive.

(2) The amounts reported in "All Other Compensation" for Mr. Taylor include $5,535, $5,100, and $6,464 contributed on his behalf to the Company's retirement plan, and $2,322, $2,322, and $1,725 in premium payments for term life insurance* in 2002, 2001, and 2000, respectively.

(3)   Mr.  Sallinger  first became an executive  officer  of  the
  Company   in   2001.   The  amounts  reported  in  "All   Other
  Compensation" for Mr. Sallinger include $11,399 and $7,767 contributed on his behalf to the Company's retirement plan, and $8,599 and $7,919 in premium payments for term life insurance* in 2002 and 2001, respectively. Mr. Sallinger's compensation is paid in Euros that fluctuate in value against the U.S. dollar.

(4) Mr. Lucas first became an executive officer of the Company in 2000 and was elected Secretary in 2002. The amounts reported in "All Other Compensation" for Mr. Lucas include $5,578, $4,131, and $3,145 contributed on his behalf to the Company's retirement plan and $421, $365, and $253 in premium payments for term life insurance* in 2002, 2001, and 2000, respectively.

(5) Ms. Pulusani first became an executive officer of the Company in 2001. The amounts reported in "All Other Compensation" for Ms. Pulusani include $2,890 and $2,718 contributed on her behalf to the Company's retirement plan, and $227 and $303 in premium payments for term life insurance* in 2002 and 2001, respectively.

(6) Mr. Farrell first became an executive officer of the Company in 1999. The amount reported in "Other Annual Compensation" for Mr. Farrell in 2000 includes $14,159 in car allowance, $8,015 in
  education   assistance  for  his  dependents,  and  $7,448   in
  supplemental health insurance. "Other Annual Compensation" amounts for 2002 and 2001 did not exceed the lesser of $50,000 or 10% of total annual salary and bonus and are not reported. The amounts reported in "All Other Compensation" for Mr. Farrell include $25,009, $22,818, and $19,670 contributed on his behalf to the Company's retirement plan, $3,443, $3,147, and $2,552 in income protection insurance, and $12,666, $12,467, and $7,464 in premium payments for term life insurance* in 2002, 2001, and 2000, respectively.

*Premium payments for term life insurance were not made to split-dollar insurance arrangements.


      STOCK OPTION GRANTS, EXERCISES, AND YEAR-END VALUES

Option Grants Table

   The Company from time to time awards stock options to key employees, including executive officers and directors, pursuant to stock option plans approved by the shareholders of the Company. There were no options granted under these plans to the Named Executive Officers during the year ended December 31, 2002.

Aggregated Option Exercises and Year-End Values Table

   The  following table sets forth information regarding  options exercised  for shares of the Company's Common Stock  during  2002 and the value of securities underlying unexercised stock options held by the Named Executive Officers at December 31, 2002.


                                                        Number of Securities          Value of Unexercised
                                                       Underlying Unexercised             In-the-Money
                             Shares        Value        Options at Year End (#)       Options at Year End ($)
                            Acquired      Realized     -------------------------     ------------------------
Name                      On Exercise       ($)       Exercisable   Unexercisable    Exercisable  Unexercisable
------------------        -----------     --------    -----------   -------------    -----------  -------------
James F. Taylor, Jr.
Chairman of the Board and
Chief Executive Officer         ---           ---        15,000         5,000          185,775       61,925

Gerhard Sallinger
President, Intergraph Process,
Power & Offshore             15,000       169,673           ---        45,000              ---      416,948

David Vance Lucas
Vice President,
General Counsel and
Secretary                    12,500       124,913           ---        47,500              ---      390,325

Preetha R. Pulusani
President, Intergraph Mapping
and Geospatial Solutions        ---           ---        20,000        32,500          183,793      207,362

Graeme J. Farrell
Executive Vice President,
Asia Pacific                    ---           ---        23,750        16,250          229,891      198,444


   The value of unexercised in-the-money options is determined as the excess of the closing sale price of the Company's Common Stock as reported on The Nasdaq Stock Market on December 31, 2002, over the exercise prices of the options held by the Named Executive Officers.


Compensation of Directors

   Directors who are also employees of the Company do not receive additional compensation for their service as directors. Non-employee directors receive an annual retainer of $20,000, paid in quarterly installments, plus $1,000 for each Board and committee meeting attended. In its October 30, 2002, meeting, the Board of Directors resolved to provide the Chair of the Company's Audit Committee an additional annual retainer of $5,000 to be paid in addition to the standard annual Board member retainer. The Board also resolved to increase the compensation for Board or committee meeting attendance from $500 to $1,000 per meeting, effective October 30, 2002. Other compensation includes mileage paid at $.30 per mile for each member whose home is more than 25 miles from Intergraph headquarters and $50 for each hour traveled, computed round trip. In addition, any commercial travel expenses are fully reimbursed. All directors received the full annual retainer in 2002, except for Mr. Cardin who received a pro-rata portion of his annual retainer.

   The Intergraph Corporation Nonemployee Director Stock Option Plan was approved at the 1998 Annual Shareholders' Meeting. Under this plan, any new non-employee director is granted an option to purchase 3,000 shares of the Company's Common Stock upon his or her first election to the Board. At each Annual Meeting of Shareholders, each non-employee director re-elected to the Board is granted an option to purchase an additional 1,500 shares of the Company's Common Stock. The exercise price of each option granted is the fair market value of the Company's Common Stock on the date of grant. Options are granted for a term of ten years from the date of grant. Options first become exercisable one year from the date of grant and vest at a rate of 33% per year from that point, with full vesting on the third anniversary of the date of grant.


Employment Contracts

   Mr. Sallinger holds an employment agreement with one of the Company's European business entities. The employment agreement provides him a fixed base salary, a permanent advance for travel expenses, and a vehicle. The contract is open-ended, but may be terminated by either party giving a notice of six weeks prior to the end of a quarter. A contract penalty equal to the last monthly salary may apply if the employment relationship is terminated prematurely.

   Mr. Farrell holds an employment agreement with the Company and one of its Australian business entities that provides him a fixed base salary, supplemental health insurance, supplemental defined contribution pension and life insurance benefits, and expense allowances for a vehicle and other personal expense items. The contract is open-ended, but may be terminated by either party with three months' written notification. The termination provisions of his contract provide for severance benefits calculated as a function of his length of service under the agreement up to a maximum of two years' base salary.


Report of the Compensation Committee

   The Compensation Committee of the Board of Directors is composed of all non-employee directors. The following committee report reflects the committee's activities in 2002 with regard to executive compensation. The Compensation Committee held three meetings wherein it made compensation decisions based upon recommendations by the Company's CEO, as well as consideration of corporate and individual performance, independent industry survey results, and its own subjective evaluations. This report also describes the basis for compensation recommendations for 2002, and the objectives that the Compensation Committee followed in reviewing and determining executive compensation for 2002.


Compensation Committee Charter and Objectives

   In accordance with its Charter, the responsibilities of the Compensation Committee include the oversight of the Company's executive officer compensation policies and practices. In fulfilling these responsibilities, the committee conducts an annual review of the Company's executive compensation programs and policies in order to attain the following objectives:

o offer fair and competitive base salaries consistent with the Company's position in the markets in which it competes,
o reward executive officers for corporate and individual performance through incentive bonus programs,
o encourage future performance through the use of long-term incentives such as stock options, and
o encourage executive officers to acquire and retain ownership of the Company's Common Stock.

   The Company's executive compensation programs and policies are intended to enable the Company to attract, retain, and motivate the highest quality of management talent. To achieve this objective, the Compensation Committee utilizes annual base salaries together with annual and long-term incentives tied to business unit and corporate performance. As a result, the Compensation Committee works closely with the Administrative Committee of the Company's Employee Stock Option Plan ("the Administrative Committee") in the provision of incentive stock options and non-qualified stock options to executive officers and other key employees of the Company. The Administrative Committee reviews and determines the award of individual employee stock option grants under the Company's Employee Stock Option Plan. See "Compensation Committee Interlocks and Insider Participation" following for a summary of the options granted to the Company's executive officers and directors during 2002.


Executive Officer Compensation for 2002

    For 2002, the CEO was responsible for formulating a recommendation for the compensation of all other executive officers of the Company based on the authority and discretion granted the CEO by the Board of Directors. The CEO and the Compensation Committee also reviewed and considered independent industry survey results concerning the compensation practices of similarly situated companies, including, where available, specific regional, industry, and competitor compensation data (including that of the peer companies in the performance graph following this report). Based upon a review of the information received, their own business experience, and the recommendations of the CEO, the Compensation Committee approved the CEO's compensation recommendations.

   Each of the Business Unit Presidents participates in a formal bonus plan that is tied to the financial performance of the segment. There is no bonus until the executive officer reaches the income from operations targets established in the segment's Annual Operating Plan. As the executive officer exceeds the planned performance, bonuses are earned. The bonus is capped at twice the executive officer's annual salary. When there are increases in responsibilities due to restructuring or other reasons, the Compensation Committee may occasionally award a bonus to an executive officer if deemed appropriate, even if planned performance targets are not met. There is no formal cash bonus plan for executive officers that are not responsible for a segment or a geographic region, but exceptional individual performance is occasionally rewarded by a cash bonus. Overall corporate performance neither guarantees nor precludes the award of bonuses, but may influence the amount of such bonuses.

   The granting of stock options to purchase shares of the Company's Common Stock over a ten-year period at a specified price is the primary means of providing long-term incentive to executive officers to perform in a manner that benefits themselves, the Company, and the Company's shareholders. There were no standard performance factors, applicable to either the individual and his or her job performance or the financial performance of the Company, considered by the Administrative Committee. Decisions to award stock options were based upon subjective evaluations of job performance and expected contribution to the Company. Stock options have also been used to attract new employees. Previous option awards are considered when awarding new options. With respect to incentive stock options, such options may not exceed the amounts permitted under applicable Internal Revenue Code provisions. The Compensation Committee reviewed and approved the recommendations of the CEO with regard to the award of stock options for both existing executive officers and new executive officers retained during 2002.

   In  the  past,  the  Company  has  on  occasion  entered  into employment agreements with key executives. Such agreements specified the terms of employment, including duration, separation benefits, and compensation. Under most circumstances, separation amounts do not exceed the balance of compensation due for the remaining unfulfilled term of the agreement. Executives without employment agreements who are terminated through a workforce reduction or job elimination receive severance pay based on standard Company policy applicable to all employees. The CEO did not recommend, nor did the committee approve, any new employment agreements during 2002.


CEO Compensation

   There was no change in the base compensation of the CEO for 2002. The Compensation Committee approved a $300,000 bonus for the CEO for 2002 performance. In determining the amount of bonus to be awarded, the committee considered the improvement in the Company's financial condition and results of operations and such other factors as it deemed appropriate. The Compensation Committee establishes the base compensation for the CEO based on the subjective evaluation of the performance of the CEO and the level of compensation paid to similar executives.

     Members of the Compensation Committee:

     Sidney L. McDonald, Chair
     Richard W. Cardin
     Linda L. Green
     Lawrence R. Greenwood
     Thomas J. Lee
     Joseph C. Moquin


Compensation Committee Interlocks and Insider Participation

   The Administrative Committee of the Company's stock option plan, which is appointed by and comprised of all current members of the Board of Directors, may award both incentive stock options and non-qualified stock options to executive officers and other key employees. Members of the Administrative Committee who are also employees of the Company, including James F. Taylor, Jr., Chairman of the Board and CEO, and Larry J. Laster, Chief Financial Officer, are eligible to receive options under the Plan.

   During the year ended December 31, 2002, the Administrative Committee awarded options for a total of 120,500 shares of the Company's Common Stock. Of this total, options for 10,500 shares were awarded to directors of the Company under the Nonemployee Director Stock Option Plan. No options were granted to the Named Executive Officers during the year ended December 31, 2002.

   During  the year ended December 31, 2002, no executive officer of  the  Company  served as a director or  as  a  member  of  the
compensation   committee,  or  committee  performing   equivalent
functions, of another business entity.


Performance Graph

   The following graph sets forth, for the five-year period ended December 31, 2002, a comparison of the cumulative total shareholder return to the Company's shareholders with that of the Software and Services Index, and that of the Standard & Poor's 500 Stock Index. The Company uses the Media General Computer Software and Services Index as the best representation of the companies with which its business segments compete. The cumulative total return for this index was provided to the Company by Media General Financial Services. Total shareholder return for each was determined by adding a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on December 31, 1997.


               Comparative Five-Year Total Returns
                  Software and Services Index,
  Standard & Poor's 500 Stock Index, and Intergraph Corporation


                    1997       1998       1999       2000      2001    2002
Software and
  Services Index    $100       $149       $256        $154     $136    $ 93
S&P 500             $100       $129       $156        $141     $125    $ 97
Intergraph          $100       $ 58       $ 47        $ 60     $137    $178


                           PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2003. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if so desired.

   Fees paid to Ernst & Young for services provided during the years ended December 31, 2002, and 2001, are presented below. The Company did not engage Ernst & Young to perform financial information systems design or implementation services during the year. "Audit Fees" include fees associated with the annual audit, the review of the Company's quarterly reports on Form 10-Q, and local statutory audits performed in various international locations. "Audit-Related Fees" primarily include fees associated with the audits of the Company's employee benefit plans. "Tax Fees" include fees associated with tax compliance, tax advice, and tax planning, including expatriate tax services. "All Other Fees" include fees associated with miscellaneous professional services. The Company's Audit Committee considered whether the provision of services covered under the caption "All Other Fees" is compatible with maintaining the auditor's independence and concluded that auditor's independence was not impaired.

        Audit Fees   Audit-Related Fees    Tax Fees    All Other Fees
        ----------   ------------------    --------    --------------
2002    $1,013,000       $29,000           $239,000       $3,000
2001    $  813,000       $18,000           $257,000          ---


  The Board of Directors recommends a vote FOR Proposal 2.


            DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Shareholder proposals intended for presentation at the 2004 Annual Meeting and for inclusion in the Company's 2004 proxy material must be received by the Company, in writing, no later than December 5, 2003, and must comply with the rules of the SEC relating to shareholder proposals. The named proxies solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on any shareholder proposal not received in writing by the Company by February 18, 2004, and will exercise authority in accordance with the recommendation of the Board of Directors.

                              OTHER

   Management does not know of any other matters to be presented at the Meeting for action by shareholders; however, if any other matters are properly brought before the Meeting or any adjournment or postponement thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matters.

   UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO DAVID VANCE LUCAS, SECRETARY, INTERGRAPH CORPORATION, HUNTSVILLE, ALABAMA 35894-0001, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC.


                                      By  Order of the  Board  of
                                      Directors,




                                      DAVID VANCE LUCAS

                                      Secretary

DATED:  April 3, 2003



                           APPENDIX A

                     INTERGRAPH CORPORATION
                      AMENDED AND RESTATED
                     AUDIT COMMITTEE CHARTER


I.         Organization

      This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the "Board") for any changes. The Audit Committee shall be appointed by the Board and shall be comprised of at least three members of the Board. Each director serving on the committee shall meet the independence and experience and other requirements of The Nasdaq Stock Market and other applicable regulatory requirements. Accordingly, all committee members shall be independent as defined by Nasdaq rules and other applicable regulatory requirements, shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee. At least one member shall have accounting or related financial management expertise. The duties of the Chair of the Audit Committee shall be to call meetings of the Audit Committee and to preside at such meetings.


II.        Statement of Policy

     The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate (or direct management or internal audit to investigate) any matter brought to its attention with full access to all books, data, records, facilities, and personnel of the Company and to retain outside counsel or other experts at the Company's expense for this purpose.


III.        Responsibilities

       The committee's duties are those of monitoring and oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the committee recognizes that the Company's financial management, including the internal audit department, as well as its independent auditors, have more knowledge and more detailed information regarding the Company and its financial reports than do committee members; consequently, in carrying out its duties and oversight responsibilities, the committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with accounting principles generally accepted in the United States.

      The directors serving on the Audit Committee of the Company shall have no greater standard of liability in the performance of their duties than the standard of liability applicable to all directors. Audit Committee members who are previously employed by the Company or who have special training or experience in financial or audit matters shall have no greater duty or responsibility as a result of such prior training services or experience. Members of the Audit Committee shall have the full protection against personal liability for breach of fiduciary duties as set forth in Article IX to the Certificate of
Incorporation, adopted by the shareholders in the meeting of April 23, 1987. In addition, members of the Audit Committee shall be entitled to be indemnified against liability by the Company as provided in Articles VIII and IX of the Certificate of Incorporation and Article Nine of the By-laws.


IV.       Processes

      The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate without modifying this charter.

     A. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and matters included in the written disclosures required by the Independence Standards Board. The committee shall consider whether the provision of non-audit services by the independent auditors is compatible with maintaining the outside auditors' independence. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors.

     B. The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls.
        Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present to discuss the results of their examinations.

     C. The committee shall review the interim financial statements with management and the independent auditors prior to the public release of such interim financial statements and prior to the filing of the
        Company's  Quarterly  Report on  Form  10-Q.   Also,  the
        committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chair of the committee may represent the entire committee for the purpose of this review.

     D. The committee shall review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to the shareholders if distributed prior to the filing of Form 10-K), and the selection, application and disclosure of critical accounting policies used in such financial statements. The review and discussion shall include their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in such financial statements. Also, the committee shall review and discuss any off-balance-sheet-financing transactions, any related party transactions, and any issues that may affect in any material way the fairness of the financial statement presentation, the financial risks of the Company, and the internal control systems of the Company.

     E. The committee shall, at least annually, meet with the senior officer with oversight of the Company's ethics and compliance policies for a report on such programs.

     F.        The   committee  shall  pre-approve  all  auditing
        services to be provided by the independent auditors.

     G. The committee shall pre-approve all non-auditing services, including tax services, to be provided by the independent auditors, subject to such exceptions as may be determined by the committee to be appropriate and consistent with applicable federal and regulatory provisions.

     H. The committee shall receive reports from the principal executive and financial officers of the Company regarding (1) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and whether they have identified for the independent auditors any material weaknesses in internal controls;
        (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (3) whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Intergraph
----------




		                         [  ]  Mark this box with an X if you
                                               have made changes to your name
                                               or address details above.

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Annual Meeting Proxy Card
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[A] Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

                                For    Withhold
  01 - James F. Taylor, Jr.    [   ]     [   ]

  02 - Larry J. Laster         [   ]     [   ]

  03 - Sidney L. McDonald      [   ]     [   ]

  04 - Thomas J. Lee           [   ]     [   ]

  05 - Lawrence R. Greenwood   [   ]     [   ]

  06 - Joseph C.  Moquin       [   ]     [   ]

  07 - Linda L. Green          [   ]     [   ]

  08 - Richard W. Cardin       [   ]     [   ]

[B] Issues
The Board of Directors recommends a vote FOR the following proposal.

                                                   For     Against    Abstain
2. Proposal to ratify the appointment of Ernst    [   ]     [   ]      [   ]
   & Young LLP as the Company's independent auditors for the current fiscal year.






*COM = Common Stock Shares; ESP = Employee Stock Purchase Plan Shares

[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their titles.

Signature 1 - Please   Signature 2 - Please        Date (mm/dd/yyyy)
keep signature within  keep signature within
the box                the box
[                 ]    [                   ]       [ ]/[ ]/[




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Proxy - Intergraph Corporation
------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION
BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
MAY 15, 2003.

The  undersigned hereby appoints James F. Taylor, Jr., and
David  Vance  Lucas,  or either of them,  as  Proxies  and
Attorneys-in-fact,  each with the  power  to  appoint  his
substitute, and hereby authorizes them to represent and to
vote,  as designated below, all the shares of Common Stock
of  Intergraph Corporation which the undersigned would  be
entitled  to  vote  if personally present  at  the  Annual
Meeting  of Shareholders to be held May 15, 2003,  or  any
adjournment(s)  or  postponement(s)  thereof.   In   their
discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF
NO  DIRECTION  IS  GIVEN,  THIS  PROXY  WILL BE VOTED FOR
ELECTION  OF ALL  NOMINEES LISTED ON THE REVERSE SIDE AND
FOR PROPOSAL 2.

The Board of Directors recommends a vote FOR election of all nominees listed on the reverse side and FOR Proposal
2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)